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                                                                      EXHIBIT 21

Updated to
December 31, 2003

                                  SUBSIDIARIES

Cooper has no parent. The subsidiaries of Cooper are listed in groupings that indicate the nature and management of the operations of each. Unless noted herein, all subsidiaries are wholly owned by Cooper or one of its subsidiaries.

                                                               Place of
                        Name                                 Incorporation
--------------------------------------------------------   -----------------
                       A. GENERAL CORPORATE ADMINISTRATION

Brownly-Consultadoria e Projectos Lda                      Madeira Free Zone
CBE Services, Inc.                                         Delaware, U.S.
CI Finance, Inc.                                           Delaware, U.S.
CI Leasing Company                                         Delaware, U.S.
Cooper Bussmann Finance, Inc.                              Delaware, U.S.
Cooper Enterprises LLC                                     Delaware, U.S.
Cooper Europe Finance LLC                                  Delaware, U.S.
Cooper Europe Finance SNC                                  France
Cooper European Finance, Inc.                              Delaware, U.S.
Cooper Finance Group L.P.                                  United Kingdom
Cooper Finance Investment LLC                              Delaware, U.S.
Cooper Finance (Bermuda) Ltd.                              Bermuda
Cooper Finance USA, Inc.                                   Delaware, U.S.
Cooper France Finance, Inc.                                Delaware, U.S.
Cooper France Finance SNC                                  France
Cooper France Investment LLC                               Delaware, U.S.
Cooper Global LLC                                          Delaware, U.S.
Cooper Holdings Ltd.                                       Bermuda
Cooper Hungary Group Financing Limited Liability Company   Hungary
Cooper Industries (Canada) Inc.                            Ontario, Canada
Cooper Industries Australia Pensions Pty Ltd               Australia
Cooper Industries Australia Pty Limited                    Australia
Cooper Industries Finance B.V.                             Netherlands
Cooper Industries Finanzierungs-GbR                        Germany
Cooper Industries Foreign Sales Company, Limited           Barbados
Cooper Industries Foundation                               Ohio, U.S.
Cooper Industries International Company                    Delaware, U.S.
Cooper Industries, Inc.                                    Delaware, U.S.
Cooper Industries, Inc.                                    Ohio
Cooper Industries Mexico, S. de R.L. de C.V.               Mexico
Cooper International Company                               Delaware, U.S.
Cooper International Finance, Inc.                         Delaware, U.S.
Cooper Investment Group L.P.                               United Kingdom
Cooper Luxembourg Finance S a r.l.                         Luxembourg
Cooper Offshore Holdings Ltd.                              Bermuda
Cooper Pensions Limited                                    United Kingdom
Cooper Power Systems Finance, Inc.                         Delaware, U.S.
Cooper Power Tools Finance, Inc.                           Delaware, U.S.
Cooper Securities, Inc.                                    Texas, U.S.
Cooper Technologies Company                                Delaware, U.S.
Cooper Western Hemisphere Company                          Delaware, U.S.
Coopind Inc.                                               Delaware, U.S.

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
                                                               Place of
                        Name                                 Incorporation
--------------------------------------------------------   -----------------
                             B. ELECTRICAL PRODUCTS

Alpha Lighting, Inc.                                       Delaware, U.S.
Arrow-Hart, S.A. de C.V.                                   Mexico
Atlite Inc.                                                Delaware, U.S.
Blessing International B.V.                                Netherlands
Borden/Reaves, Inc.                                        California, U.S.
Broomco (1644) Limited                                     United Kingdom
Bussmann do Brasil Ltda.                                   Brazil
Bussmann International, Inc.                               Delaware, U.S.
Bussmann, S. de R.L. de C.V.                               Mexico
BZ Holdings Inc.                                           Delaware, U.S.
Capri Codec S.A.S.                                         France
CEAG Apparatebau Hundsbach GmbH & Co. OHG                  Germany
CEAG Apparatebau Hundsbach Verwaltungsgesellschaft mbH     Germany
CEAG Notlichtsysteme GmbH                                  Germany
Componentes de Iluminacion, S. de R.L. de C.V.             Mexico
Connectron, Inc.                                           New Jersey, U.S.
Cooper (UK) Group plc                                      United Kingdom
Cooper (U.K.) Limited                                      Delaware, U.S.
Cooper Asia, Inc.                                          Delaware, U.S.
Cooper B-Line, Inc.                                        Delaware, U.S.
Cooper B-Line Limited                                      United Kingdom
Cooper Bussmann, Inc.                                      Delaware, U.S.
Cooper Bussmann India Private Limited                      India
Cooper Corelite, Inc.                                      Delaware, U.S.
Cooper Crouse-Hinds AS                                     Norway
Cooper Crouse-Hinds B.V.                                   Netherlands
Cooper Crouse-Hinds GmbH                                   Germany
Cooper Crouse-Hinds Pte. Ltd.                              Singapore
Cooper Crouse-Hinds LLC (49% owned by
   Cooper Industries International Company)                Dubai, U.A.E.
Cooper Crouse-Hinds, S.A.                                  Spain
Cooper Crouse-Hinds, S.A. de C.V.                          Mexico
Cooper Crouse-Hinds (UK) Ltd.                              United Kingdom
Cooper Electric (Shanghai) Co., Ltd.                       China
Cooper Electrical Australia Pty. Limited                   Australia
Cooper Electrical France SARL                              France
Cooper Electrical Products Mexico, Inc.                    Delaware, U.S.
Cooper Electronic Technologies, Inc.                       Florida, U.S.
Cooper Elektrische Ausrustungen GmbH                       Germany
Cooper Industries Holdings GmbH                            Germany
Cooper Industries GmbH                                     Germany
Cooper Industries (U.K.) Limited                           United Kingdom
Cooper Lighting and Security Limited                       United Kingdom
Cooper Lighting de Mexico, S.A. de C.V.                    Mexico
Cooper Lighting, Inc.                                      Delaware, U.S.A.
Cooper Menvier B.V.                                        Netherlands
Cooper Menvier France SARL                                 France
Cooper Menvier S.A.S.                                      France
Cooper Power Systems do Brasil Ltda.                       Brazil
Cooper Power Systems, Inc.                                 Delaware, U.S.

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
                                                                Place of
                        Name                                  Incorporation
--------------------------------------------------------  ----------------------
Cooper Power Systems Overseas, Inc.                       Delaware, U.S.
Cooper Power Systems, S. de R.L. de C.V.                  Mexico
Cooper Power Systems Transportation Company               Wisconsin, U.S.
Cooper Security Limited                                   United Kingdom
Cooper Wiring Devices, Inc.                               New York, U.S.
Cooper Wiring Devices de Mexico, S.A. de C.V.             Mexico
Cortek Internacional, S.A.                                Costa Rica
Crompton Lighting Holdings Limited                        United Kingdom
Crompton Lighting International Limited                   United Kingdom
Crompton Lighting Investments Limited                     United Kingdom
CTIP Inc.                                                 Delaware, U.S.
Digital Lighting Holdings Limited
  (50% owned by Alpha Lighting, Inc.)                     British Virgin Islands
Digital Lighting Co., Limited
  (50% owned by Digital Lighting Holdings
  Limited and 1% owned by Alpha Lighting, Inc.)           Hong Kong
Dunfermline Company                                       Ireland
EAM Asset Management Corp.                                Delaware, U.S.
Electromanufacturas, S.A. de C.V.                         Mexico
Fulleon Limited                                           United Kingdom
Hi-Tech Enclosures Limited                                United Kingdom
Iluminacion Cooper de las Californias S. de R.L. de C.V.  Mexico
Industrias Royer, S.A. de C.V.                            Mexico
McGraw-Edison Company                                     Delaware, U.S.
McGraw-Edison Development Corporation                     Delaware, U.S.
Menvier CSA Srl                                           Italy
Menvier Group plc                                         United Kingdom
Menvier Overseas Holdings Limited                         United Kingdom
Menvier Research Limited                                  Ireland
North American Consumer Products, Inc.                    Delaware, U.S.
PCV Incorporated                                          Delaware, U.S.
PDS Edison Power Systems Co., Ltd.
   (60% owned by Cooper Power Systems, Inc.)              China
PowerStor, Inc.                                           California, U.S.
Pretronica Precisao Electronica Lda.                      Portugal
Regent Far East Limited                                   Hong Kong
Regent Holding Corp.                                      Delaware, U.S.
Regent Lighting Corporation                               Delaware, U.S.
RL Manufacturing Sdn. Bhd.                                Malaysia
RLS Incorporated                                          Delaware, U.S.
RTE Far East Corporation                                  Taiwan
Scantronic Benelux B.V.                                   Netherlands
Scantronic Holdings Limited                               United Kingdom
Scantronic International Limited                          United Kingdom
Silver Light International Limited (50% owned by Cooper
            International Company)                        British Virgin Islands
Societe Civile Immobiliere NOEMY                          France
Transmould Limited                                        Ireland
Univel EPE                                                Greece
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
                                                                Place of
                        Name                                  Incorporation
--------------------------------------------------------  ----------------------
                               C. TOOLS & HARDWARE

Airetool and Yost Superior Realty, Inc.
     (50% owned by Cooper Power Tools, Inc.)              Ohio, U.S.
Collins Associates Ltd.                                   British Virgin Islands
Cooper Brands, Inc.                                       Delaware, U.S.
Cooper (Great Britain) Ltd.                               United Kingdom
Cooper Industries France SARL                             France
Cooper Italia S.p.A.                                      Italy
Cooper Power Tools B.V.                                   Netherlands
Cooper Power Tools de Mexico, S.A. de C.V.                Mexico
Cooper Power Tools GmbH Beteiligungen                     Germany
Cooper Power Tools, Inc.                                  Delaware, U.S.A.
Cooper Power Tools GmbH & Co.                             Germany
Cooper Tools B.V.                                         Netherlands
Cooper Tools de Mexico, S. de R.L. de C.V.                Mexico
Cooper Tools GmbH                                         Germany
Cooper Tools Hungaria Kft.                                Hungary
Cooper Tools Industrial Ltda.                             Brazil
Cooper Tools Manufacturing, S. de R.L. de C.V.            Mexico
Cooper Tools Mexico, Inc.                                 Delaware, U.S.
Cooper Tools Pty. Limited                                 Australia
Cooper Tools S.A.                                         France
Cooper Tools, Inc.                                        Delaware, U.S.
Deutsche Gardner-Denver Beteiligungs-GmbH                 Germany
Empresa Andina de Herramientas, S.A.                      Colombia
Erem S.A.                                                 Switzerland
GETA-Werk Gebr. Teipel GmbH                               Germany
KME Masinconstruct Romania S.R.L. (90% owned by Cooper
    Tools Hungaria Kft.)                                  Romania
KME Slovakia, spol. s.r.o. (90% owned by Cooper Tools
     Hungaria Kft.)                                       Solvakia
Lufkin Europa B.V.                                        Netherlands
Metronix Messgerate und Elektronik GmbH                   Germany
Nicholson Mexicana, S.A. de C.V.                          Mexico
Recoules S.A.                                             France
Societe Civile Immobiliere PRECA                          France
Societe Civile Immobiliere R.M.                           France
The Cooper Group, Inc.                                    Delaware, U.S.

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
                                                                    Place of
                          Name                                    Incorporation
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                            D. INACTIVE SUBSIDIARIES
B & S Fuses Limited                                               United Kingdom
Bussmann (UK) Limited                                             United Kingdom
CSP Industries GmbH                                               Germany
Cooper Power Systems Pty. Ltd.                                    Australia
Crouse-Hinds de Venezuela, C.A.                                   Venezuela
DFL Fusegear Limited                                              United Kingdom
Eagle Electric MFG. Co. Mexico, S.A. de C.V.                      Mexico
Edison Fusegear, Inc.                                             Delaware, U.S.
Firecom Limited                                                   United Kingdom
Gardner-Denver (Aust.) Pty. Limited                               Australia
Gardner-Denver International, C.A.                                Venezuela
Homelink Telecom Limited                                          United Kingdom
JSB Electrical Limited                                            United Kingdom
Kestron Units Limited                                             United Kingdom
Mannin Circuits Limited                                           Isle of Man
McGraw-Edison Export Corporation                                  Delaware, U.A.
Menvier (CJS) Ltd.                                                United Kingdom
Menvier Electronics International Pty. Ltd.                       Autralia
Menvier Limited                                                   United Kingdom
Menvier Security Limited                                          United Kingdom
Menvier-Amberlec Systems Limited                                  United Kingdom
MSG Leasing Limited                                               United Kingdom
Regalsafe Limited                                                 United Kingdom
Scantronic B.V.                                                   Netherlands
Scantronic International Holdings B.V.                            Netherlands
Scantronic Limited                                                United Kingdom
Si-Tronic Srl (49% owned by Scantronic International Limited)     Italy
Synchrobell Limited                                               United Kingdom
WPC Corporation, Inc.                                             Delaware, U.S.
WPP, Inc.                                                         Oregon, U.S.